EXHIBIT 24(i)

POWER OF ATTORNEY

WHEREAS, AINOS, INC., a Texas corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”).

NOW, THEREFORE, the undersigned hereby appoints Chun-Hsien Tsai and Hui-Lan Wu and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K and any and all amendments to the Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Form 10-K as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of March 2022.

Signature	Title	Date

/s/ Chun-Hsien Tsai	Chairman of the Board,	March 17, 2022
Chun-Hsien Tsai	Chief Executive Officer

/s/ Hui-Lan Wu	Chief Financial Officer	March 17, 2022
Hui-Lan Wu

/s/ Wen-Han Chang	Director	March 17, 2022
Wen-Han Chang

/s/ Yao-Chung Chiang	Director	March 17, 2022
Yao-Chung Chiang

/s/ Hsiu-Chen Chiu	Director	March 17, 2022
Hsiu-Chen Chiu

/s/ Ting-Chuan Lee	Director	March 17, 2022
Ting-Chuan Lee

/s/ Chun-Jung Tsai	Director	March 17, 2022
Chun-Jung Tsai

/s/ Chung-Yi Tsai	Director	March 17, 2022
Chung-Yi Tsai

SEEN AND ACCEPTED:

/s/ Chun-Hsien Tsai	Chairman of the Board, and	March 17, 2022
Chun-Hsien Tsai	Chief Executive Officer

/s/ Hui-Lan Wu	Chief Financial Officer	March 17, 2022
Hui-Lan Wu